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                          OFFITBANK INVESTMENT FUND, INC.

                                     APPENDIX B
                              (AMENDED JUNE 19, 1997)



                                       SERIES

                             OFFITBANK HIGH YIELD FUND
                         OFFITBANK NEW YORK MUNICIPAL FUND
                        OFFITBANK CALIFORNIA MUNICIPAL FUND
                          OFFITBANK EMERGING MARKETS FUND
                     OFFITBANK U.S. GOVERNMENT SECURITIES FUND
                          OFFITBANK MORTGAGE SECURITIES FUND